EXHIBIT 10.18

CONSENT AND FIFTH AMENDMENT TO

AMENDED AND RESTATED CREDIT AGREEMENT

THIS CONSENT AND FIFTH AMENDMENT TO AMENDED AND RESTATED CREDIT AGREEMENT (this "Amendment"), dated as of January 27, 2017, is by and among HUTTIG BUILDING PRODUCTS, INC., a Delaware corporation ("Parent"), HUTTIG, INC., a Delaware corporation ("Huttig") (Parent and Huttig are sometimes collectively referred to herein as "Borrowers" and individually as a "Borrower"), the other Credit Parties signatory to the hereinafter defined Credit Agreement, WELLS FARGO CAPITAL FINANCE, LLC, for itself, as a Lender, and as Agent (successor agent to General Electric Capital Corporation) for Lenders ("Agent") and the other Lenders signatory to the hereinafter defined Credit Agreement.

W I T N E S S E T H :

WHEREAS, the Borrowers, the other Credit Parties, Agent and Lenders are party to that certain Amended and Restated Credit Agreement, dated as of September 3, 2010 (as heretofore or hereafter amended, restated, supplemented or otherwise modified, the "Credit Agreement");

WHEREAS, as described in Note 7 — “Commitments and Contingencies” to Huttig’s audited consolidated financial statements included in Huttig’s Annual Report on Form 10-K for the year ended December 31, 2015, Huttig was previously identified as a potentially responsible party in connection with the cleanup of contamination at the Missoula White Pines Sash Facility, a property in Montana formerly owned by Huttig. On February 18, 2015, the Montana Department of Environmental Quality (the “DEQ”) issued an amendment to the unilateral administrative order of the DEQ outlining the final remediation of the property in its Record of Decision (the “ROD”).  Under the ROD, the DEQ estimated the remediation costs of the property to be $8.3 million.  Huttig submitted a comprehensive final remedial action work plan (the “RAWP”) in September 2015 that was approved by the DEQ.  Huttig is currently implementing the RAWP and has commenced field work at the Montana site subject to DEQ oversight and approval. As of September 30, 2016, Huttig estimates the total remaining cost to implement the RAWP to be $7.3 million, as compared to $8.0 million at December 31, 2015.

WHEREAS, Huttig is a defendant in that certain civil action (case number DV-15-646 in Department No. 3) currently pending before Judge John Larson of the Montana Fourth Judicial District in Missoula County, Montana (the “Lawsuit”) where a group of plaintiffs, consisting of thirteen individuals and one legal entity (the “Plaintiffs”) are seeking, among other things, money damages and injunctive reliefs, for alleged environmental contaminations in connection with the Missoula White Pines Sash Facility. Pursuant to Rule 68 of the Montana Rules of Civil Procedure, Huttig desires to propose an Offer of Judgment (the “Offer of Judgment”), which would allow judgment to be entered against itself and the other defendants in the Lawsuit (collective, the “Defendants”) as follows: (a) money judgment in favor of the Plaintiffs in the amount of $40,000.00 each; and (b) injunctive relief valued at $8,274,423.00. Specifically, with respect to the Missoula White Pines Sash Facility at issue, the Defendants will be ordered to

CHI:2924528.2

effectuate the remedy selected by the DEQ in accordance with the RAWP. The Offer of Judgment would also include costs and attorney’s fees.

WHEREAS, on and subject to the terms and conditions hereof, Borrowers and the other Credit Parties have requested that Agent and Lenders, and Agent and Lenders are willing to, consent to any violation of the Credit Agreement directly resulting from the ROD, the RAWP and the Offer of Judgment; and

WHEREAS, this Amendment shall constitute a Loan Document and these Recitals shall be construed as part of this Amendment; capitalized terms used herein without definition are so used as defined in Annex A to the Credit Agreement.

NOW, THEREFORE, in consideration of the premises and the mutual covenants contained herein, the parties hereto hereby agree as follows:

1.Consents to Credit Agreement.  Notwithstanding any provision of the Credit Agreement or any other restrictions in the Loan Documents to the contrary, but subject to the conditions set forth below, Agent and Lenders hereby expressly consent to any violation of the Credit Agreement directly resulting from (a) the ROD, the RAWP and, to the extent agreed to by Agent, any other obligations imposed by any Governmental Authority in association therewith and (b) the Offer of Judgment.

2.Amendment.  Subject to the conditions set forth below, the Credit Agreement shall be amended by deleting the reference to “$1,500,000” in Section 6.13(e) and replacing such reference with a reference to “$5,000,000.”

3.Representations and Warranties of Credit Parties.  In order to induce Agent and Lenders to enter into this Amendment, each Credit Party hereby jointly and severally represents and warrants to Agent and Lenders that:

(a)Representations and Warranties.  After giving effect to this Amendment, no representation or warranty by any Credit Party contained in the Credit Agreement or any of the other Loan Documents, including this Amendment, shall be untrue or incorrect in any material respect as of the date hereof, except to the extent that such representation or warranty expressly relates to an earlier date and except for changes therein expressly permitted or expressly contemplated by the Credit Agreement.

(b)Authorization, etc.  Each Credit Party has the power and authority to execute, deliver and perform this Amendment.  Each Credit Party has taken all necessary action (including, without limitation, obtaining approval of its stockholders, if necessary) to authorize its execution, delivery and performance of this Amendment.  No consent, approval or authorization of, or declaration or filing with, any Governmental Authority, and no consent of any other Person, is required in connection with any Credit Party's execution, delivery and performance of this Amendment, except for those already duly obtained.  This Amendment has been duly executed and delivered by each Credit Party and constitutes the legal, valid and binding obligation of each Credit Party, enforceable against it in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, fraudulent conveyance or similar laws affecting creditors’ rights generally and general principles of equity (regardless of whether the application of such principles is considered in a proceeding in equity or at law).  No Credit Party's execution, delivery or performance of this Amendment conflicts with, or constitutes a violation or breach of, or constitutes a default under, or results in the creation or imposition of any Lien upon any material property of any Credit Party by reason of the terms of (i) any mortgage, deed of trust, material lease, material agreement, indenture, material contract or other material instrument to which any Credit Party is a party or which is binding upon it, (ii) any law or regulation or order or decree of any court or Governmental Authority applicable to any Credit Party, or (iii) the charter, bylaws, partnership or operating agreement, as applicable, of any Credit Party.

(c)No Default.  No Default or Event of Default has occurred and is continuing, or would result after giving effect hereto.

4.Conditions to Effectiveness.  The effectiveness of this Amendment is expressly conditioned upon the satisfaction, and delivery to Agent (on behalf of itself and Lenders), of each condition set forth in this Section 4 on or prior to the date hereof:

(a)Amendment.  Duly executed originals of this Amendment from each Credit Party, the Agent and the Requisite Lenders.

(b)Other Documents.  All other agreements, certificates and other documents as Agent may reasonably request to accomplish the purposes of this Amendment.

5.Reference to and Effect on Loan Documents.

(a)Ratification.  Except as specifically provided in this Amendment, the Credit Agreement and the other Loan Documents shall remain in full force and effect and each Credit Party hereby ratifies and confirms each such Loan Document.

(b)No Waiver.  The execution, delivery and effectiveness of this Amendment shall not operate as a waiver or forbearance of any right, power or remedy of Agent or any Lender under the Credit Agreement or any of the other Loan Documents, or constitute a consent (except as expressly set forth in Section 1 above), waiver or modification with respect to any provision of the Credit Agreement or any of the other Loan Documents.  Upon the effectiveness of this Amendment each reference in (a) the Credit Agreement to "this Agreement," "hereunder," "hereof," or words of similar import and (b) any other Loan Document to "the Agreement" shall, in each case and except as otherwise specifically stated therein, mean and be a reference to the Credit Agreement as amended hereby.

6.Miscellaneous.

(a)Successors and Assigns.  This Amendment shall be binding on and shall inure to the benefit of the Credit Parties, Agent and Lenders and their respective successors and assigns, except as otherwise provided herein.  No Credit Party may assign, transfer, hypothecate or otherwise convey its rights, benefits, obligations or duties hereunder without the prior express written consent of Agent and Lenders.  The terms and provisions of this Amendment are for the purpose of defining the relative rights and obligations of the Credit Parties, Agent and Lenders with respect to the transactions contemplated hereby and there shall be no third party beneficiaries of any of the terms and provisions of this Amendment.

(b)Entire Agreement.  This Amendment, including all schedules and other documents attached hereto or incorporated by reference herein or delivered in connection herewith, constitutes the entire agreement of the parties with respect to the subject matter hereof and supersedes all other understandings, oral or written, with respect to the subject matter hereof.

(c)Fees and Expenses.  As provided in Section 11.3 of the Credit Agreement, the Borrowers agree to pay on demand all fees, costs and expenses incurred by Agent in connection with the preparation, execution and delivery of this Amendment.

(d)Headings.  Section headings in this Amendment are included herein for convenience of reference only and shall not constitute a part of this Amendment for any other purpose.

(e)Severability.  Wherever possible, each provision of this Amendment shall be interpreted in such a manner as to be effective and valid under applicable law, but if any provision of this Amendment shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Amendment.

(f)Conflict of Terms.  Except as otherwise provided in this Amendment, if any provision contained in this Amendment is in conflict with, or inconsistent with, any provision in any of the other Loan Documents, the provision contained in this Amendment shall govern and control.

(g)Counterparts.  This Amendment may be executed in any number of separate counterparts, each of which shall collectively and separately constitute one agreement.  Delivery of an executed signature page to this Amendment by telecopy shall be effective as delivery of a manually executed signature page to this Amendment.

(h)Incorporation of Credit Agreement.  The provisions contained in Sections 11.9 and 11.13 of the Credit Agreement are incorporated herein by reference to the same extent as if reproduced herein in their entirety, except with reference to this Amendment rather than the Credit Agreement.

(i)Acknowledgment.  Each Credit Party hereby acknowledges its status as a Credit Party and affirms its obligations under the Credit Agreement and represents and warrants that there are no liabilities, claims, suits, debts, liens, losses, causes of action, demands, rights, damages or costs, or expenses of any kind, character or nature whatsoever, known or unknown, fixed or contingent (collectively, the "Claims"), which any Credit Party may have or claim to have against Agent or any Lender, or any of their respective affiliates, agents, employees, officers, directors, representatives, attorneys, successors and assigns (collectively, the "Lender Released Parties"), which might arise out of or be connected with any act of commission or omission of the Lender Released Parties existing or occurring on or prior to the date of this Amendment, including, without limitation, any Claims arising with respect to the Obligations or any Loan Documents.  In furtherance of the foregoing, each Credit Party hereby releases, acquits and forever discharges the Lender Released Parties from any and all Claims that any Credit Party may have or claim to have, relating to or arising out of or in connection with the Obligations or any Loan Documents or any other agreement or transaction contemplated thereby or any action taken in connection therewith from the beginning of time up to and including the date of the execution and delivery of this Amendment.  Each Credit Party further agrees forever to refrain from commencing, instituting or prosecuting any lawsuit, action or other proceeding against any Lender Released Parties with respect to any and all Claims which might arise out of or be connected with any act of commission or omission of the Lender Released Parties existing or occurring on or prior to the date of this Amendment, including, without limitation, any Claims arising with respect to the Obligations or any Loan Documents.

[signature pages follow]

IN WITNESS WHEREOF, this Amendment has been duly executed and delivered as of the day and year first above written.

HUTTIG BUILDING PRODUCTS, INC., as a
Borrower

By:	/s/ Oscar A. Martinez
Name:	Oscar A. Martinez
Title:	Vice President and Chief Financial Officer

HUTTIG, INC., as a Borrower

By:	/s/ Oscar A. Martinez
Name:	Oscar A. Martinez
Title:	Vice President and Chief Financial Officer

WELLS FARGO CAPITAL FINANCE, LLC, as Agent
and a Lender

By:	/s/ Kai Sorensen
Name:	Kai Sorensen
Title:	Vice President

JPMORGAN CHASE BANK, N.A., as a Lender

By:	/s/ Hilda C. Carbajal
Name:	Hilda C. Carbajal
Title:	Authorized Officer

BANK OF AMERICA, N.A., as a Lender

By:	/s/ Thomas H. Herron
Name:	Thomas H. Herron
Title:	Senior Vice President